Exhibit 99.1

Eastern American Natural Gas Trust

Eastern American Natural Gas Trust Announces Intention to Close Transfer Books

Eastern American Natural Gas Trust

The Bank of New York Mellon Trust Company, N.A., Trustee

News
Release

For Immediate Release

Austin, Texas, May 22, 2013 — EASTERN AMERICAN NATURAL GAS TRUST (NYSE—NGT) (the “Trust”) reiterated today that May 24, 2013 will be the last day of trading of the Depositary Units on the New York Stock Exchange, and announced that it will close the stock transfer books at the close of business on May 31, 2013.  As previously announced, the close of business on May 31, 2013 will be the record date for all remaining distributions.

As previously announced, the Trust has notified the New York Stock Exchange (the “NYSE”) of its intention to delist its Depositary Units from listing on the NYSE.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. An investment in the Depositary Units issued by Eastern American Natural Gas Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2012, and all of its other filings with the SEC.  The Trust’s annual, quarterly and other filed reports are available over the Internet at the SEC’s website at http://www.sec.gov.

Contact:	Eastern American Natural Gas Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
(800) 852-1422
919 Congress Avenue
Austin, TX 78701